Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 16 to the Registration Statement (No. 333-178836) on Form S-1 of Cancer Genetics, Inc. and subsidiary of our report dated March 13, 2012, except for the first paragraph of Note 11 as to which the date is February 8, 2013, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Des Moines, Iowa
February 13, 2013